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Tesco Corporation Announces Marketing Agreement

with Schlumberger

For Immediate Release

Trading Symbol:

"TESO" on NASDAQ

"TEO" on TSX

December 17, 2007

Houston, Texas -- Tesco Corporation ("TESCO") today announced that it has entered into a non-exclusive Marketing Agreement with Schlumberger. The agreement provides that the two companies will work together to identify opportunities to create value for customers by combining the use of their respective proprietary drilling technologies, including TESCO's CASING DRILLING® and the Schlumberger directional drilling, rotary steerable, MWD and LWD systems. For this purpose, each company may promote the other's equipment and services, and make approved use of certain specified trademarks belonging to the other company.

Julio M. Quintana, TESCO's President and CEO said, "We are pleased to earn the support of Schlumberger. It is but one more example of a commitment from the industry to help mainstream our proprietary CASING DRILLING® technology. Schlumberger's global infrastructure and operational excellence will be of substantial aid in our view towards growth."

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. TESCO's mandate is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:

Anthony Tripodo (713) 359-7000

Tesco Corporation

FORWARD-LOOKING STATEMENTS

This press release contains statements that may constitute "forward-looking statements" within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements include, among others, statements regarding expectations of future revenues, activities, capital expenditures and earnings and technical results. These statements are based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ from those anticipated. These risks include, but are not limited to: the background risks of the drilling services industry (e.g. operational risks; potential delays or changes in plans with respect to customers' exploration or development projects or capital expenditures; the uncertainty of estimates and projections relating to levels of rental activities; uncertainty of estimates and projections of costs and expenses; risks in conducting foreign operations (e.g. political and fiscal instability) and exchange rate fluctuations); uncertainty and risks in technical results and performance of technology; and other uncertainties.